Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269879, 333-269880 and 333-271838 on Form S-3, and Registration Statement Nos. 333-09167, 333-18391, 333-85094, 333-87529, 333-95795, 333-110332, 333-124257, 333-143916, 333-149989, 333-163805, 333-189578, 333-189579, 333-195768, 333-202364, 333-202366, 333-226039, 333-257414 and 333-257415 on Form S-8 of our reports dated February 23, 2024, relating to the consolidated financial statements of Dominion Energy, Inc. and subsidiaries and the effectiveness of Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dominion Energy, Inc. for the year ended December 31, 2023.

We consent to the incorporation by reference in Registration Statement No. 333-269881 on Form S-3 of our report dated February 23, 2024, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Richmond, Virginia

February 23, 2024